Exhibit 3.2

EXECUTION VERSION

AMENDED AND RESTATED BY-LAWS

OF

AMENTUM HOLDINGS, INC.

A Delaware corporation
(Adopted as of September 27, 2024)

Amentum Holdings, Inc. (the “Corporation”), pursuant to the provisions of Section 109 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts these Amended and Restated By-laws (these “By-laws”), which restate, amend and supersede the bylaws of the Corporation in their entirety as described below:

ARTICLE ONE
OFFICES

SECTION 1.          Offices.  The Corporation may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.  The registered office of the Corporation in the State of Delaware shall be as stated in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”).

ARTICLE TWO
MEETINGS OF STOCKHOLDERS

SECTION 1.          Place of Meetings.  The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders.  The Board of Directors may, in its sole discretion, determine that annual or special meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 14 of this ARTICLE TWO of these By-laws in accordance with Section 211(a)(2) of the DGCL.

SECTION 2.          Annual Meeting.  An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board of Directors.  At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 12 of this ARTICLE TWO of these By-laws.  The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors, except as otherwise required by the DGCL and stock exchange regulations.

SECTION 3.          Special Meetings.  Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

SECTION 4.          Notice of Meetings.  Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given that shall state the place, if any, date and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by the DGCL or the Certificate of Incorporation.

(a)          Form of Notice.  All such notices shall be delivered in writing or in any other manner permitted by the DGCL.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation.  If given by courier, such notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address.  Subject to the limitations of Section 4(c) of this ARTICLE TWO, if given by electronic transmission, such notice shall be deemed to be delivered: (i) if given by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice by facsimile, (ii) if by electronic mail, when directed to such stockholder’s electronic mail address, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)          Waiver of Notice.  Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting.  Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

(c)          Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these By-laws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-laws shall be effective if given by electronic mail complying with the DGCL or other form of electronic transmission which other form has been consented to by the stockholder of the Corporation to whom the notice is given.  Any such consent is revocable by the stockholder by notice to the Corporation.  Notice may not be given by electronic transmission from and after the time: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action.  For purposes of these By-laws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

SECTION 5.          List of Stockholders.  The Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder.  Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.  In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

SECTION 6.          Quorum.  The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders or any adjournment or postponement thereof, except as otherwise provided by law, the Certificate of Incorporation or these By-laws.  If a quorum is not present, the chairperson of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present in person or represented by proxy.  When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class or series, the holders of a majority in voting power of the outstanding stock of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.  A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.

SECTION 7.          Adjourned Meetings.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place.  Except as otherwise expressly required by law, when a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting, the Board of Directors shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SECTION 8.          Vote Required Generally.  Subject to the rights of the holders of any series of preferred stock then outstanding, at any meeting of stockholders at which a quorum has been established, all matters other than the election of directors shall be determined by a majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter casting their vote in favor of such matter, unless by express provisions of any applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, any regulation applicable to the Corporation or its securities, the Certificate of Incorporation or these By-laws a minimum or different vote is required, in which case such express provision shall govern and control the vote required on such matter.

SECTION 9.          Vote Required for the Election of Directors.  Except as set forth below in this Section 9 in the case of “contested elections” and subject to the rights of the holders of any series of Preferred Stock then outstanding, at any meeting of stockholders at which a quorum has been established, each nominee for director shall be elected to the Board of Directors by a majority of the votes cast.  For purposes of this Section 9, a majority of votes cast shall mean that the number of votes cast “for” such director’s election exceeds the number of votes cast “against” such director's election, where votes cast shall include any votes against such director’s election and shall exclude abstentions and broker non-votes with respect to such director’s election, but abstentions and broker non-votes will be considered for purposes of establishing a quorum; provided that, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present, and broker non-votes and abstentions will be considered for purposes of establishing a quorum but will not have an effect on the result of such vote.  For purposes of this Section 9, a “contested election” shall mean any election of directors in which the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected.  If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.  If, in an election where the number of nominees for director does not exceed the number of directors to be elected, a director nominee fails to receive a number of votes cast “for” such director’s election that exceeds the number of votes cast “against” such director’s election, the Board of Directors may take any appropriate action within its powers, including decreasing the number of directors or filling a vacancy.

SECTION 10.          Voting Rights.  Subject to the rights of the holders of any series of preferred stock then outstanding, except as otherwise provided by the DGCL or the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question.  Voting at meetings of stockholders need not be by written ballot.

SECTION 11.          Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 12.          Advance Notice of Stockholder Business and Director Nominations.

(a)          Business at Annual Meetings of Stockholders.

(i)          Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 12(b) of this ARTICLE TWO) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 12(a)(iii) of this ARTICLE TWO and on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Sections 12(a)(ii) and (iii) of this ARTICLE TWO.  For the avoidance of doubt, the foregoing clause (C) of this Section 12(a)(i) of this ARTICLE TWO shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-‑8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii)          For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 12(b) of this ARTICLE TWO) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 12(a)(iii) of this ARTICLE TWO to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 12(e) of this ARTICLE TWO) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 12(a)(iii) of this ARTICLE TWO) required by these By-laws.  To be timely, a stockholder’s notice for such business must be delivered and received by the Secretary at the principal executive offices of the Corporation in proper written form not later than the Close of Business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) are first publicly traded, be deemed to have occurred on March 5, 2025); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded), such stockholder’s notice must be delivered by the later of (A) the 10th day following the day the Public Announcement (as defined in Section 12(e) of this ARTICLE TWO) of the date of the annual meeting is first made or (B) the date which is 90 days prior to the date of the annual meeting.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute proposals following the expiration of the time periods set forth in these By-laws. Notices delivered pursuant to Section 12(a) of this ARTICLE TWO will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day).

(iii)          To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting:

(A)          a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and, if such business includes a proposal to amend these By-laws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting,

(B)          the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person,

(C)          the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 12(e) of this ARTICLE TWO) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person and whether and to the extent to which a Hedging Transaction (as defined in Section 12(e) of this ARTICLE TWO) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D)          a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business,

(E)          (i) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has or may acquire any right to vote any security of the Corporation and (ii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder or any Stockholder Associated Person (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or any Stockholder Associated Person),

(F)          any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation,

(G)          any proportionate interest in securities of the Corporation or Derivative Positions held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or similar entity,

(H)          with respect to any entity that develops or provides products or services that compete with or are alternatives to the principal products developed or produced by or services provided by the Corporation or its Affiliates (as defined in the Certificate of Corporation) (each a “Competitor”), any direct or indirect interest, including significant equity interests or any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of such Competitor or with a value derived in whole or in part from the value of any class or series of shares of such Competitor, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of such Competitor or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of such Competitor (any “Competitor Interest”) held by such stockholder or any Stockholder Associated Person,

(I)          any direct or indirect interest of such stockholder or any Stockholder Associated Person, in any contract with, or any litigation involving, the Corporation, any Affiliate (as defined in the Certificate of Incorporation) of the Corporation or any Competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

(J)          a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting,

(K)          any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) or otherwise required pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder, and

(L)          a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “Solicitation Statement”).

In addition, any stockholder who submits a notice pursuant to Section 12(a) of this ARTICLE TWO is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 12(d) of this ARTICLE TWO.

(iv)          Notwithstanding anything in these By-laws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 12(b) of this ARTICLE TWO) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 12(a) of this ARTICLE TWO.

(b)          Nominations at Annual Meetings of Stockholders.

(i)          Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 12(b) of ARTICLE TWO shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii)          Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any duly authorized committee thereof or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 12(b) of ARTICLE TWO and on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 12(b) of ARTICLE TWO.  For the avoidance of doubt, clause (B) of this Section 12(b)(ii) of ARTICLE TWO shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders.  For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 12(b)(iii) of this ARTICLE TWO to the Secretary, and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement (as defined in Section 12(b)(iii) of this ARTICLE TWO) required by these By-laws.  To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not later than the Close of Business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on March 5, 2025); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded), such stockholder’s notice must be delivered by the later of the 10th day following the day the Public Announcement of the date of the annual meeting is first made and the date which is 90 days prior to the date of the annual meeting.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Notices delivered pursuant to this Section 12(b) of ARTICLE TWO will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise on the next succeeding day).  For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-laws.  The number of persons a stockholder may nominate for election to the Board of Directors at any annual meeting of  stockholders shall not exceed the number of directors to be elected by stockholders generally as such annual meeting.

(iii)          To be in proper written form, a stockholder’s notice to the Secretary shall set forth:

(A)          as to each person that the stockholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation that are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition, (5) the completed and signed questionnaire, representation or agreement required by Section 12(f) of this ARTICLE TWO, (6) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved) or is otherwise required pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee of the stockholder, if applicable, and to serving as a director if elected), and (7) a complete and accurate description of all direct and indirect compensation, payment, reimbursement, indemnification, financial and other material monetary agreements, arrangements and understandings during the past two (2) years, and any other material relationships, between or among such proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith (on the one hand) and the stockholder giving the notice or any Stockholder Associated Person (on the other hand), including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (or any successor item) if the stockholder giving the notice and any Stockholder Associated Person were the “registrant” for purposes of such item and the proposed nominee were a director or executive officer of such registrant,

(B)          as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder and the name and address of any Stockholder Associated Person,

(C)          the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D)          a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(E)           (i) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has or may acquire any right to vote any security of the Corporation and (ii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder or any Stockholder Associated Person (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or any Stockholder Associated Person),

(F)          any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation,

(G)          any proportionate interest in securities of the Corporation or Derivative Positions held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or similar entity,

(H)          any Competitor Interest held by such stockholder or any Stockholder Associated Person,

(I)          any direct or indirect interest of such stockholder or any Stockholder Associated Person, in any contract with, or any litigation involving, the Corporation, any Affiliate (as defined in the Certificate of Incorporation) of the Corporation or any Competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

(J)          a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

(K)          any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved) or otherwise required pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder, and

(L)          a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least 67% of the voting power of the Corporation’s outstanding shares entitled to vote on the election of directors, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”).

In addition, any stockholder who submits a notice pursuant to this Section 12(b) of ARTICLE TWO is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 12(d) of this ARTICLE TWO and shall comply with Section 12(f) of this ARTICLE TWO.

(iv)          Notwithstanding anything in Section 12(b)(ii) of this ARTICLE TWO to the contrary, if the number of directors to be elected to the Board of Directors is increased effective after the time period for which nominations would otherwise be due under Section 12(b)(ii) of this ARTICLE TWO and there is no Public Announcement naming the nominees for additional directorships at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 12(b)(ii), a stockholder’s notice required by Section 12(b)(ii) of this ARTICLE TWO shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(c)          Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting.  Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 12(c) of ARTICLE TWO shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or any duly authorized committee thereof or (ii) provided that the Board of Directors or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of ARTICLE SEVEN of the Certificate of Incorporation) has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 12(c) of ARTICLE TWO and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 12(c) of

ARTICLE TWO.  For the avoidance of doubt, the foregoing clause (ii) of this Section 12(c) of ARTICLE TWO shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected.  For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 12(c) of ARTICLE TWO to the Secretary.  To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Notices delivered pursuant to this Section 12(c) of ARTICLE TWO will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise on the next succeeding day).  To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 12(b)(iii) of this ARTICLE TWO.  In addition, any stockholder who submits a notice pursuant to this Section 12(c) of ARTICLE TWO is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 12(d) of this ARTICLE TWO and shall comply with Section 12(f) of this ARTICLE TWO.  The number of persons a stockholder may nominate for election to the Board of Directors at any special meeting of stockholders shall not exceed the number of directors to be elected by stockholders generally at such special meeting.

(d)          Update and Supplement of Stockholder’s Notice.  Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 12 of ARTICLE TWO is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is 10 Business Days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the fifth Business Day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the Close of Business on the eighth business day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting of stockholders or any adjournment or postponement thereof).

(e)          Definitions.  For purposes of this Section 12 of ARTICLE TWO, the term:

(i)          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or executive order to close;

(ii)          “Close of Business” means 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(iii)          “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(iv)          “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(v)          “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(vi)          “Stockholder Associated Person” of any stockholder means (A) any person directly or indirectly controlling, controlled by or under common control with, or person acting in concert (in respect of any matter involving the Corporation or its securities) with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (each a “Beneficial Owner”) or (C) any person directly or indirectly controlling, controlled by or under common control with, or person acting in concert (in respect of any matter involving the Corporation or its securities) with, any Beneficial Owner.

(f)          Submission of Questionnaire, Representation and Agreement.  To be qualified to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 12(b) or 12(c) of this ARTICLE TWO, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (iv) agrees to promptly provide to the Corporation such other information as the Corporation may reasonably request.

(g)          Update and Supplement of Nominee Information.  The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Stockholder Associated Person or proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation, (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, U.S. Securities and Exchange Commission and stock exchange rules or regulations or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (C) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(h)          Authority of Chairperson; General Provisions.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the chairperson of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these By-laws (including whether the stockholder or Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 12(a)(iii)(G) or Section 12(b)(iii)(G), as applicable, of this ARTICLE TWO) and, if any nomination or other business is not made or brought in compliance with these By-laws, to declare that such nomination or proposal of other business be disregarded and not acted upon.  Notwithstanding the foregoing provisions of this Section 12 of ARTICLE TWO, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the

Corporation.  For purposes of this Section 12 of ARTICLE TWO, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(i)          Compliance with Exchange Act.  Notwithstanding the foregoing provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules, regulations and schedules promulgated thereunder with respect to the matters set forth in these By-laws; provided, however, that any references in these By-laws to the Exchange Act or the rules, regulations and schedules promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to this Section 12 of ARTICLE TWO.

(j)          Effect on Other Rights.  Nothing in these By-laws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation or these By-laws, (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (D) limit the exercise, or the method or timing of the exercise, of the rights of any person granted by the Corporation to nominate directors (including pursuant to the Stockholders Agreement (as defined in the Certificate of Incorporation)).

SECTION 13.          Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the Close of Business on the day preceding the day on which notice is first given or, if notice is waived, at the Close of Business on the day preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 13 of ARTICLE TWO at the adjourned meeting.

SECTION 14.          Conduct of Meetings.

(a)          Generally.  Meetings of stockholders shall be presided over by the Chair of the Board of Directors, if any, or in the Chair of the Board of Directors’ absence or disability, by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the Lead Independent Director, or in the absence or disability of the Lead Independent Director, by a chairperson designated by the Board of Directors, or in the absence or disability of such person, by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b)          Rules, Regulations and Procedures.  The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of mobile phones, audio or video recording devices and similar devices at the meeting.  The chairperson of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The chairperson of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed.  After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.  The chairperson of the meeting shall have the power, right and authority, for any or no reason, to convene, recess and/or adjourn any meeting of stockholders.

(c)          Inspectors of Elections.  The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation.  No person who is a candidate for an office at an election may serve as an inspector at such election.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE THREE
DIRECTORS

SECTION 1.          General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2.          Annual Meetings.  The annual meeting of the Board of Directors shall be held without other notice than this By-law after the annual meeting of stockholders.

SECTION 3.          Regular Meetings and Special Meetings.  Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.  Special meetings of the Board of Directors may be called by (i) the Chair of the Board of Directors, if any, (ii) by the Secretary upon the written request of at least two of the directors then in office or (iii) the Chief Executive Officer, and in each case shall be held at the place, if any, on the date and at the time as he, she or they shall fix.  Any and all business may be transacted at a special meeting of the Board of Directors.

SECTION 4.          Notice of Meetings.  Notice of each meeting of the Board of Directors shall be given by the Secretary as hereinafter provided in this Section 4 of ARTICLE THREE.  Such notice shall state the date, time and place, if any, of the meeting.  Notice of any meeting shall be given to each director at least (a) 24 hours before the meeting if by telephone or by being personally delivered or sent by overnight courier, telecopy, electronic transmission, email or similar means or (b) five days before the meeting if delivered by mail to the director’s residence or usual place of business.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission, email or similar means.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 5.          Waiver of Notice.  Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

SECTION 6.           Chair of the Board of Directors, Lead Independent Director, Quorum, Required Vote and Adjournment.  The Board of Directors may elect, by the affirmative vote of a majority of the directors then in office, a Chair of the Board of Directors.  The Chair of the Board of Directors must be a director and may be an officer of the Corporation.  Subject to the provisions of these By-laws and the direction of the Board of Directors, he or she shall perform all duties and have all powers that are commonly incident to the position of Chairperson of the Board of Directors or that are delegated to him or her by the Board of Directors, preside at all meetings of the stockholders and Board of Directors at which he or she is present and have such powers and perform such duties as the Board of Directors may from time to time prescribe.  If the Chair of the Board of Directors is not an independent director, a majority of the independent directors on the Board of Directors, by affirmative vote, may elect a Lead Independent Director of the Corporation.  If the Chair of the Board of Directors is not present at a meeting of the Board of Directors, the Lead Independent Director shall preside at such meeting, and, if the Lead Independent Director is not present at such meeting, the Chief Executive Officer (if the Chief Executive Officer is a director) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside.  At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business; provided, however, that a quorum shall never be less than one-third the total number of directors.  Unless by express provision of an applicable law, the Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7.          Committees.

(a)          The Board of Directors may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors delegated to such committee.  Each such committee shall serve at the pleasure of the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

(b)          Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.  Each committee of the Board of Directors may elect, by the affirmative vote of a majority of the members of the committee, a Chair of the committee.  Unless otherwise provided in these By-laws, (i) the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum, and (ii) all matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present.

(c)          Notwithstanding anything to the contrary herein, the provisions of Sections 6 and 7 of this ARTICLE THREE are subject in their entirety to the provisions of the Certificate of Incorporation.

SECTION 8.          Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission.  After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 9.          Compensation.  The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10.          Reliance on Books and Records.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 11.          Telephonic and Other Meetings.  Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

ARTICLE FOUR
OFFICERS

SECTION 1.          Election; Term of Office; Appointments. The elected officers of the Corporation  shall be elected by the Board of Directors, and may include a Chief Executive Officer and/or a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Treasurer, a Secretary, one or more Assistant Secretaries and such other officers as the Board of Directors from time to time may deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of these By-laws. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable. The Board of Directors (or any committee thereof) may from time to time elect, or the Chief Executive Officer or the President may appoint, such other officers (including, without limitation, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Controllers and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-laws or as may be prescribed by the Board or such committee or by the Chief Executive Officer or the President, as the case may be. Except as otherwise provided in the Certificate of Incorporation, officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal, and shall perform such duties as from time to time shall be prescribed by these By-laws and by the Board and, to the extent not so provided, as generally pertain to their respective offices. Two or more offices may be held by the same person.

SECTION 2.          Removal and Resignation. Except as otherwise provided in the Certificate of Incorporation or a resolution of the Board of Directors, officers elected or appointed by the Board of Directors may be removed from office with or without cause at any time by the affirmative vote of a majority of the total number of directors that the Corporation would have if all vacancies or unfilled directorships were filled (the “Whole Board”). Any officer or agent appointed by the Chief Executive Officer or the President may be removed from office with or without cause at any time by such person, unless otherwise provided in the Certificate of Incorporation or by resolution of the Board of Directors, or by the affirmative vote of a majority of the Whole Board. Any officer may resign at any time upon written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 3.          Vacancies. Except as otherwise provided in the Certificate of Incorporation, a newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President, as applicable, or by the Board of Directors.

SECTION 4.          Chair of the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, the Chair of the Board of Directors shall be elected by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors may determine whether the Chair of the Board of Directors is an executive Chair or non-executive Chair. Unless otherwise determined by the Board of Directors, an executive Chair shall be deemed to be an officer of the Corporation. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors may at any time and for any reason designate another director to serve as Chair of the Board of Directors and may determine whether any Chair of the Board of Directors shall be or cease to be an executive Chair. The Chair of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such duties and exercise such powers as from time to time shall be prescribed by these By-laws or by the Board of Directors.

SECTION 5.          Lead Independent Director. Except as otherwise provided in the Certificate of Incorporation, the Lead Independent Director of the Corporation shall be elected by the Board of Directors pursuant to Section 6 of ARTICLE THREE of these By-laws and shall not be an employee of the Corporation.  The Lead Independent Director shall perform such duties and exercise such powers as from time to time shall be prescribed by these By-laws or by the Board of Directors and, to the extent not so prescribed, shall perform such duties and have such powers as generally pertain to the office of Lead Independent Director, including serving as an alternate to the Chair of the Board of Directors if the Chair of the Board of Directors cannot perform his or her role as a result of a conflict or other reasons, except as otherwise provided by these By-laws.

SECTION 6.          President and/or Chief Executive Officer. The President or Chief Executive Officer, in the absence of the Chair of the Board of Directors and the Lead Independent Director, if any, shall preside at meetings of the stockholders and of the Board of Directors. The President and Chief Executive Officer shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and Chief Executive Officer shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by applicable law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-laws, the Board of Directors or the President or Chief Executive Officer. The President and Chief Executive Officer shall have such authority and perform such duties in the management of the Corporation as from time to time shall be prescribed by these By-laws or by the Board of Directors and, to the extent not so prescribed, the President and Chief Executive Officer shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to the office of President or Chief Executive Officer, respectively.

SECTION 7.          Chief Financial Officer. The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Corporation. The Chief Financial Officer shall render a statement of the Corporation’s financial condition and an account of all transactions whenever requested by the Board of Directors or by the Chief Executive Officer or the President. The Chief Financial Officer shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him or her by the Board of Directors or by the Chief Executive Officer or the President, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Chief Financial Officer.

SECTION 8.          Chief Operating Officer. The Chief Operating Officer shall perform such duties as may be prescribed by these By-laws or as may be assigned to him or her by the Board of Directors or by the Chief Executive Officer or the President, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Chief Operating Officer.

SECTION 9.          Vice Presidents. Vice Presidents and such other officers/titles as established from time to time shall perform such duties as from time to time shall be prescribed by these By-laws, by the Board of Directors or by the Chief Executive Officer or the President, and, except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to such office.

SECTION 10.          Secretary and Assistant Secretaries. The Secretary or person appointed as secretary at all meetings of the Board of Directors and of the stockholders shall record all votes and the minutes of all proceedings, and he or she shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, if required. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books and records pertaining to meetings and proceedings of the Board of Directors (and any committee thereof) and of the stockholders required by applicable law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Operating Officer, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Secretary. The Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer or Secretary may, from time to time, prescribe.

SECTION 11.          Treasurer. The Treasurer shall have responsibility for the Corporation’s funds and securities. He or she shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Treasurer.

ARTICLE FIVE
CERTIFICATES OF STOCK

SECTION 1.          Form.  The shares of stock of the Corporation may be certificated or uncertificated; provided, however, that if requested by any owner of stock of the Corporation, the Corporation shall provide such owner with a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by them.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors.  Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by two authorized officers of the Corporation.  Any or all signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue.  All certificates for shares shall be consecutively numbered or otherwise identified.  The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the Corporation.  The Corporation, or its designated transfer agent or other agent, shall keep records to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue.  When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation or its agents may reasonably require and accompanied by all necessary stock transfer stamps.  In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books.  When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law.  Unless otherwise provided by applicable law, the Certificate of Incorporation, the By-laws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.  Notwithstanding anything to the contrary in these By-laws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form.  The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

SECTION 2.          Lost Certificates.  The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 3.          Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as otherwise required by applicable law.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

SECTION 4.          Fixing a Record Date for Purposes Other than Stockholder Meetings or Actions by Written Consent.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder written consents which are expressly governed by Sections 12 and 13 of ARTICLE TWO of these By-laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business (as defined in Section 12 of ARTICLE TWO of these By-laws) on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE SIX
GENERAL PROVISIONS

SECTION 1.          Dividends.  Subject to and in accordance with applicable law, the Certificate of Incorporation and any certificate of designation relating to any series of preferred stock, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law.  Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of applicable law and the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose.  The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

SECTION 2.          Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 3.          Contracts.  In addition to the powers otherwise granted to officers pursuant to ARTICLE FOUR of these By-laws, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 4.          Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 5.          Corporate Seal.  The Board of Directors may provide a corporate seal that shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Notwithstanding the foregoing, no seal shall be required by virtue of this Section 5 of ARTICLE SIX.

SECTION 6.          Voting Securities Owned By Corporation.  Voting securities in any other corporation or entity held by the Corporation shall be voted by the Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

SECTION 7.          Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws and subject to applicable law, facsimile and any other forms of electronic signatures of any officer or officers of the Corporation may be used.

SECTION 8.          Section Headings.  Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 9.          Inconsistent Provisions.  If any provision (or part thereof) of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision (or part thereof) of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE SEVEN
INDEMNIFICATION

SECTION 1.          Right to Indemnification and Advancement.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE SEVEN with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board of Directors.  The rights to indemnification and advance of expenses conferred in this Section 1 of ARTICLE SEVEN shall be contract rights.  In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of ARTICLE SEVEN or otherwise.  The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation.  Any reference to an officer of the Corporation in this ARTICLE SEVEN shall be deemed to refer exclusively to the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Corporation or other officer of the Corporation appointed pursuant to ARTICLE FOUR of these By-laws, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise.

SECTION 2.          Procedure for Indemnification.  Any claim for indemnification or advance of expenses by an indemnitee under this Section 2 of ARTICLE SEVEN shall be made promptly, and in any event within 60 days (or, in the case of an advance of expenses, 30 days; provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE SEVEN if required), upon the written request of the indemnitee.  If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 60 days (or, in the case of an advance of expenses, 30 days; provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE SEVEN if required), the right to indemnification or advances as granted by this ARTICLE SEVEN shall be enforceable by the indemnitee in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE SEVEN, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law.

Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3.          Insurance.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

SECTION 4.          Service for Subsidiaries.  Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this ARTICLE SEVEN) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

SECTION 5.          Reliance.  Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE SEVEN in entering into or continuing such service.  To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this ARTICLE SEVEN shall apply to claims made against an indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.  Any amendment, alteration or repeal of this ARTICLE SEVEN that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SECTION 6.          Non-Exclusivity of Rights; Continuation of Rights of Indemnification.  The rights to indemnification and to the advance of expenses conferred in this ARTICLE SEVEN shall not be exclusive of any other right that any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  All rights to indemnification under this ARTICLE SEVEN shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE SEVEN is in effect.  Any repeal or modification of this ARTICLE SEVEN or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

SECTION 7.          Merger or Consolidation.  For purposes of this ARTICLE SEVEN, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE SEVEN with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 8.          Savings Clause.  To the fullest extent permitted by law, if this ARTICLE SEVEN or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE SEVEN as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE SEVEN to the fullest extent permitted by any applicable portion of this ARTICLE SEVEN that shall not have been invalidated.

ARTICLE EIGHT
AMENDMENTS

These By-laws may be amended, altered, changed or repealed or new By-laws adopted only in accordance with Section 1 of ARTICLE EIGHT of the Certificate of Incorporation.

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